Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES SECOND

QUARTER 2021 FINANCIAL RESULTS

●	Second quarter 2021 revenue of $15.3 million, up 27% year-over-year and 55% compared to Q1 2021

●	Paying subscribers across all platforms and distributors grew to approximately 20 million at the end of the second quarter 2021

●	Partnership with SPIEGEL TV accelerates international expansion, establishes Curiosity Channel in German-speaking Europe

SILVER SPRING, Md. (August 10, 2021) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the second quarter ended June 30, 2021.

“CuriosityStream delivered very strong results this quarter. We continue to be solidly on track with our plans for 2021” said Clint Stinchcomb, President & CEO. “During the quarter, we grew direct subscribers 56% year-over-year while retaining a higher percentage of users who signed up in Q2 2020 than any other streaming service, based on data from ANTENNA. We continue to deliver unprecedented value to our subscribers and partners in the factual category, having recently announced a landmark partnership with SPIEGEL TV, the leading producer and distributor of high-quality factual content for German-speaking audiences. This partnership bolsters our global reach by adding millions of subscribers in Europe, accelerates our growth through the addition of hundreds of hours of German-dubbed programming to our SVOD service, and extends our brand through the introduction of the Curiosity Channel in German-speaking Europe.”

Second Quarter 2021 Financial Results

●	Revenue of $15.3 million, up from $12.0 million in the second quarter of 2020;

●	Total paying subscribers approximately 20 million, up 40% year-over-year;

●	Gross margin of 63% compared to 61% in the second quarter of 2020;

●	Net loss of $(8.3) million compared to net loss of $(4.3) million in the second quarter of 2020;

●	EBITDA of $(10.9) million compared to EBITDA of $(4.3) million in the second quarter of 2020.

Second Quarter 2021 Business Highlights

●	Entered into a strategic distribution partnership with SPIEGEL TV and Autentic which accelerates our international expansion, establishes a Curiosity-branded channel with millions of subscribers in German-speaking Europe, adds hundreds of hours of German-dubbed programming to CuriosityStream’s direct-to-consumer service;

●

Premiered DOUG TO THE RESCUE and FASTER: HUMANITY’S QUEST TO SAVE TIME, a new season of 4TH AND FOREVER, new episodes of ANCIENT ENGINEERING and ENGINEERING THE FUTURE, 8-part series SECRETS OF THE SOLAR SYSTEM (nominated for an Emmy award in the category of Outstanding Science and Technology Documentary for the Mars episode of our epic);

●	Grew subscribers while maintaining low single-digit churn.

Financial Outlook

For the full year 2021, CuriosityStream continues to expect the following:

●	Revenue of at least $71 million, representing 80% year-over-year growth

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q2 2021 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in, toll free at (833) 979-2849 or International at (236) 714-2925 and reference conference ID# 7946326. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, as amended by the amended Annual Report on Form 10-K/A, filed with the SEC on May 7, 2021, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated statement of operations, which is prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: other income (expense), income taxes, depreciation and amortization, and loss / (gain) on change in fair value on warrants.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (2) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP measure we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About CuriosityStream

Launched by media visionary John Hendricks, CuriosityStream is one of the world’s leading global factual streaming services and media companies. Our documentary series and features cover every topic from space exploration to adventure to the secret life of pets, empowering viewers of all ages to fuel their passions and explore new ones. With thousands of titles, many in Ultra HD 4K, including exclusive originals, CuriosityStream features stunning visuals and unrivaled storytelling to demystify science, nature, history, technology, society, and lifestyle. CuriosityStream programming is available worldwide to watch on TV, desktop, mobile and tablets. Find us on Roku, Apple TV Channels and Apple TV, Xbox One, Sony Playstation 4, Amazon Fire TV, Google Chromecast, iOS and Android, as well as Amazon Prime Video Channels, YouTube TV, Sling TV, DISH, Comcast Xfinity on Demand, Cox Communications, Altice USA, Suddenlink, T- Mobile, Frndly TV, Vidgo, Sony, LG, Samsung and VIZIO smart TVs, Liberty Global, Com Hem, Tata Sky, MultiChoice, StarHub TV, Totalplay, Millicom, Okko, Gazprom and other global distribution partners and platforms. For more information, visit CuriosityStream.com.

Contacts:

CuriosityStream Communications

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

Consolidated Balance Sheets

(in thousands, except par value)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$7,069	$11,203
Restricted cash	6,681	6,181
Short-term investments	92,487	22,171
Accounts receivable	10,811	7,222
Other current assets	3,830	4,467
Total current assets	120,878	51,244

Investments	55,716	2,825
Property and equipment, net	1,298	1,346
Content assets, net	49,136	32,926
Intangibles, net	1,253	-
Goodwill	2,565	-
Other assets	310	254
Total assets	$231,156	$88,595

Liabilities and stockholders’ equity (deficit)
Current liabilities
Current content liabilities	$6,581	$2,116
Accounts payable	5,364	3,577
Accrued expenses and other liabilities	4,627	3,313
Deferred revenue	21,462	12,678
Total current liabilities	38,034	21,684

Warrant liability	22,865	20,843
Non-current deferred rent liability	1,309	1,027
Other liabilities	165	67
Total liabilities	62,373	43,621

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value – 1,000 shares authorized at June 30, 2021 and December 31, 2020; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value – 125,000 shares authorized at June 30, 2021 and December 31, 2020; 52,583 shares issued and outstanding at June 30, 2021; 40,289 shares issued and 39,542 shares outstanding as of December 31, 2020	5	4
Additional paid-in capital	349,597	197,507
Accumulated other comprehensive income (loss)	(1,213)	10
Accumulated deficit	(179,606)	(152,547)
Total stockholders’ equity (deficit)	168,783	44,974
Total liabilities and stockholders’ equity (deficit)	$231,156	$88,595

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020

Revenues	$15,344	$12,049	$25,280	19,516

Operating expenses
Cost of revenues	5,722	4,671	9,880	7,337
Advertising and marketing	11,520	8,304	23,769	21,009
General and administrative	9,153	3,437	17,885	7,621
	26,395	16,412	51,534	35,967
Operating loss	(11,051)	(4,363)	(26,254)	(16,451)

Other income (expense)
Change in fair value of warrant liability	1,764	-	(2,022)	-
Interest and other income	1,036	86	1,296	418
Loss before income taxes	(8,251)	(4,277)	(26,980)	(16,033)
Provision for income taxes	53	40	79	77
Net loss	$(8,304)	$(4,317)	$(27,059)	$(16,110)

Less preferred dividends and accretion of issuance costs	-	(4,354)	-	(8,591)
Net loss attributable to common stockholders	$(8,304)	$(8,671)	$(27,059)	$(24,701)

Net loss per share attributable to common stockholders
Basic	$(0.16)	$(0.66)	$(0.54)	$(1.88)
Diluted	$(0.19)	$(0.66)	$(0.54)	$(1.88)

Weighted average number of common shares outstanding
Basic	52,567	13,165	50,327	13,165
Diluted	52,968	13,165	50,327	13,165

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the six months ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(27,059)	$(16,110)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	2,022	-
Additions to content assets	(22,199)	(10,285)
Change in content liabilities	4,465	(2,056)
Amortization of content assets	6,989	4,697
Amortization, depreciation and accretion	569	269
Stock-based compensation	3,860	764
Changes in operating assets and liabilities
Accounts receivable	(3,526)	(4,708)
Other assets	185	434
Accounts payable	1,773	(2,967)
Accrued expenses and other liabilities	1,091	(509)
Deferred revenue	8,474	1,955
Net cash used in operating activities	(23,356)	(28,516)

Cash flows from investing activities
Purchases of property and equipment	(175)	(220)
Business acquisition	(4,000)	-
Sales of investments	4,882	35,568
Maturities of investments	11,980	8,500
Purchases of investments	(141,644)	(12,227)
Net cash (used in) provided by investing activities	(128,957)	31,621

Cash flows from financing activities
Exercise of stock options	409	-
Exercise of warrants	54,898	-
Tax withholding required for equity awards	(22)	-
Proceeds from issuance of Common Stock	94,101	-
Payment of offering costs	(707)
Borrowings on line of credit	-	1,000
Repayments on line of credit	-	(1,000)
Net cash provided by financing activities	148,679	-

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,634)	3,105
Cash, cash equivalents and restricted cash, beginning of period	17,384	8,819
Cash, cash equivalents and restricted cash, end of period	$13,750	$11,924

Supplemental schedule of non-cash financing activities:
Preferred dividends and accretion of issuance costs	$-	$8,591

Supplemental disclosure:
Interest payments	$-	$-
Cash paid for taxes	$30	$98

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

Reconciliation of Net Loss to EBITDA

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020

Net loss	(8,304)	(4,317)	(27,059)	(16,110)

Change in fair value of warrant liability	(1,764)	-	2,022	-
Interest and other income	(1,036)	(86)	(1,296)	(418)
Provision for Income taxes	53	40	79	77
Depreciation and amortization	133	88	217	172
EBITDA	$(10,918)	$(4,275)	$(26,037)	$(16,279)